UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

August 19, 2009 (August 17, 2009)

Date of Report (date of earliest event reported)

TRANSCEPT PHARMACEUTICALS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-51967	33-0960223
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1003 W. Cutting Blvd., Suite #110

Point Richmond, California 94804

(Address of principal executive offices)

(510) 215-3500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05. Costs Associated with Exit or Disposal Activities.

On August 17, 2009, Transcept Pharmaceuticals, Inc. (the “Company”) implemented a reduction of approximately 30% of the Company’s workforce. Affected employees were notified on August 17, 2009. The reduction plan carries out a realignment of the Company’s workforce and operations after a reassessment of the Company’s development activities and corporate objectives in connection with the Company’s recent entry into the United States License and Collaboration Agreement (the “Collaboration Agreement”) with Purdue Pharmaceutical Products L.P. (“Purdue”). Under the terms of the agreement and if Purdue does not terminate the Collaboration Agreement after review of any U.S. Food and Drug Administration (“FDA”) marketing approval that may be obtained by the Company for its lead product candidate Intermezzo®, Purdue is expected to conduct and be responsible for costs associated with the commercialization of Intermezzo® in the United States, including sales and marketing efforts in the primary care market, post-approval regulatory affairs activities and commitments, and product manufacturing. The Company believes that positions phased out by the reduction plan have been rendered non-essential by the agreement with Purdue and the development of Intermezzo® to the point of the submission of the Intermezzo® New Drug Application with the FDA. The Company expects to substantially complete the reduction plan during the third and fourth quarters of 2009.

The Company expects to record restructuring charges in connection with the reduction plan with respect to severance payments, benefits continuation as well as non-cash compensation charges associated with the modification of certain stock option agreements (“stock option charges”). Severance and benefit continuation charges are estimated to be approximately $525,000 and are expected to be recorded in the third quarter of 2009, with the majority of such charges anticipated to be paid in the third and fourth quarters of 2009. The Company currently cannot determine estimated stock option charges, but expects to file an amendment to this Current Report on Form 8-K within four business days of making such determination.

Forward-Looking Statements Disclaimer

The disclosure contained in this Item 2.05 contains forward-looking statements concerning the expected charges and costs associated with the reduction plan as well as expected roles and plans of the Company and Purdue under the Collaboration Agreement. These forward-looking statements involve risks and uncertainties. Facts that could cause actual results to differ materially from the statements included in this Item 2.05 disclosure include difficulties encountered in implementing the planned workforce reductions such as litigation or other claims arising out of the reduction as well as difficulties or delays in obtaining FDA approval for Intermezzo®, the scope of any Intermezzo® approval, potential termination of the Collaboration Agreement by Purdue after receipt of any FDA approval or otherwise and the satisfaction of conditions under the Collaboration Agreement. Further information on potential factors that could affect the Company’s future financial results are included in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2009.

Item 7.01 Regulation FD Disclosure.

On August 18, 2009, the Company issued a press release regarding the reduction in force plan described above. The full text of the press release is furnished herewith as Exhibit 99.1. The furnishing of the attached information is not an admission as to the materiality of any of the information set forth therein.

The information in this Item 7.01 and in Item 9.01 of this Current Report on Form 8-K and the Exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release Regarding Staff Reduction, dated August 18, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSCEPT PHARMACEUTICALS, INC.

Date: August 19, 2009	By:	/s/ Marilyn E. Wortzman
	Name:	Marilyn E. Wortzman
	Title:	Vice President, Finance

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release Regarding Staff Reduction, dated August 18, 2009.